Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 13, 2013 with respect to the consolidated financial statements included in the Annual Report of Amira Nature Foods Ltd. on Form 20-F for the year ended March 31, 2013. We hereby consent to the incorporation by reference of said report in the Registration Statements of Amira Nature Foods Ltd. on Form S-8 (File No.333-184408 effective October 12, 2012 ).

/s/ Grant Thornton India LLP

Gurgaon, India

June 13, 2013